Exhibit 11
              Statement re:  Computation of Earnings per Share

                                 For the Three Months Ended December 31,
                                        1997                  1996
                               ----------------------  ----------------------
                                 Basic      Diluted      Basic      Diluted
                               ----------  ----------  ----------  ----------
Basic and diluted weighted
average shares outstanding:
  Common stock                 12,195,891  12,195,891  12,195,891  12,195,891
  Common stock equivalents (1)          -          -           -           -
                               ----------  ----------  ----------  ----------
Basic and diluted weighted
average common and common
equivalent shares outstanding  12,195,891  12,195,891  12,195,891  12,195,891
                               ==========  ==========  ==========  ==========
Net loss applicable to
common stockholders             ($904,906)  ($904,906)  ($119,024)  ($119,024)
                               ==========  ==========  ==========  ==========
Net loss per share                 ($0.07)     ($0.07)     ($0.01)     ($0.01)
                               ==========  ==========  ==========  ==========

                                   For the Six Months Ended December 31,
                                        1997                  1996
                               ----------------------  ----------------------
                                 Basic      Diluted      Basic      Diluted
                               ----------  ----------  ----------  ----------
Basic and diluted weighted
average shares outstanding:
  Common stock                 12,195,891  12,195,891  12,195,891  12,195,891
  Common stock equivalents (1)          -          -           -           -
                               ----------  ----------  ----------  ----------
Basic and diluted weighted
average common and common
equivalent shares outstanding  12,195,891  12,195,891  12,195,891  12,195,891
                               ==========  ==========  ==========  ==========
Net loss applicable to
common stockholders             ($476,420)  ($476,420)   ($78,279)   ($78,279)
                               ==========  ==========  ==========  ==========
Net loss per share                 ($0.04)     ($0.04)     ($0.01)     ($0.01)
                               ==========  ==========  ==========  ==========

(1) Convertible preferred stock, outstanding stock options granted under the Company's stock option plans and other grants outside of the Company's plans are considered common stock equivalents for the purpose of earnings per share data; however, they are excluded from the 1997 and 1996 computations because the effect of their inclusion would be anti-dilutive.